SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 9, 2009

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Zanker Road

San Jose, California

95112

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information pursuant to Item 2.02 in this report on Form 8-K/A is being furnished as contemplated by General Instruction B(2) to Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

On October 29, 2009, we furnished a Form 8-K with respect to our unaudited results of operations for our fiscal fourth quarter and year ended September 30, 2009. We subsequently identified an error in our calculation of the lower of cost or market adjustment against inventory resulting in an understatement of inventory and an overstatement of cost of sales of $1.2 million at September 30, 2009. As a result, our unaudited net income for the fiscal fourth quarter ended September 30, 2009 was $4.8 million, not $3.6 million as originally reported, and our unaudited net loss for the 2009 fiscal year was $5.1 million, not $6.2 million as originally reported. Our revised unaudited Condensed Consolidated Statements of Operations and Balance Sheets are attached hereto as Exhibit 99.1. Additional information with respect to our fiscal fourth quarter and fiscal year results will be contained in our Annual Report on Form 10-K to be filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Condensed Consolidated Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: December 10, 2009	/s/ JOHN M. COBB
John M. Cobb Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Condensed Consolidated Financial Statements